Exhibit 10.5

THIRD AMENDMENT TO AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”), is dated as of December 17, 2012 (the “Effective Date”) by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Borrower”), the several financial institutions party to the Loan Agreement (as defined below) as lenders (the “Lenders”), and UNION BANK, N.A., as a Lender and as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

A. Borrower, the Lenders and Agent are parties to the Amended and Restated Loan and Security Agreement, dated as of November 2, 2011, as amended, modified, supplemented, extended or restated from time to time, including by the First Amendment to Amended and Restated Loan and Security Agreement dated as of March 30, 2012 and the Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 17, 2012 (collectively, the “Loan Agreement”), pursuant to which the Lenders have agreed, subject to and on the terms and conditions set forth therein, to make certain loans and other credit accommodations to or for the benefit of Borrower.

B. ROYAL BANK OF CANADA (“Royal Bank”) is a Lender under the Loan Agreement with an existing Commitment under the Loan Agreement of Twenty-Five Million Dollars ($25,000,000). Borrower and Royal Bank have jointly requested that the Royal Bank Commitment be terminated, and Borrower has requested that the total Commitments and the Maximum Amount under the Loan Agreement be reduced to Thirty Million Dollars ($30,000,000).

C. Union Bank, as Agent and a Lender, is willing to permit the Royal Bank Commitment to be terminated on and subject to the terms set forth herein, and the parties desire to amend the Loan Agreement to effect such termination in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by the Agent and each Lender in agreeing to the terms of this Amendment. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

2. Representations and Warranties. Borrower represents and warrants to, and covenants and agrees for the benefit of, the Agent and each Lender that:

a. the representations and warranties of Borrower set forth in the Loan Agreement and each other Loan Document were true, correct and complete when made, and remain true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects;

b. Borrower has the authority to execute this Amendment and the execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered in connection herewith (i) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any Applicable Law or Borrower’s articles of incorporation, bylaws, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or any of its Subsidiaries;

c. this Amendment and the other certificates, instruments, documents and agreements delivered or to be delivered by Borrower in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d. no event has occurred or failed to occur, and after giving effect to this Amendment will occur, that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document; and

e. after giving effect to this Amendment, Borrower has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to its liabilities, obligations and indebtedness arising under or in connection with the Loan Agreement or any of the other Loan Documents.

3. Termination of Royal Bank Commitment. Subject to and on the terms and conditions set forth herein, the Commitment of Royal Bank is hereby terminated with an effective date of December 17, 2012 (the “Effective Date”). It is the intent of the parties hereto that the Commitment of Royal Bank shall, as of the Effective Date, be reduced to Zero Dollars ($0.00) and Royal Bank shall relinquish its rights and be released from its obligations under the Loan Agreement; provided, that Royal Bank shall not relinquish its rights under Sections 1.5(b), 1.11, 10, 11.3 and 11.4 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date. Royal Bank hereby confirms that there are no outstanding Obligations owing to Royal Bank under the Loan Agreement or the other Loan Documents other than the obligation of Borrower to pay to Royal Bank its Pro Rata Share of the accrued and unpaid Unused Line Fee under Section 1.05(b) of the Loan Agreement through the Effective Date. Notwithstanding the forgoing, the parties hereto agree that payment of any amounts to Royal Bank pursuant to Sections 1.5(b), 1.11, 10, 11.3 and 11.4 of the Loan Agreement, including the accrued Unused Line Fee on its Commitment through the Effective Date, shall not be a condition precedent to the termination of Royal Bank’s Commitment or the effectiveness of this Amendment, which Unused Line Fee on Royal Bank’s Commitment shall be paid in due course at the time required under Section 1.5(b) of the Loan Agreement. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the termination of the Royal Bank Commitment shall not release Royal Bank from any of its indemnification or reimbursement obligations in favor of the Agent which relate to the time prior to the Effective Date, or impair any of Agent’s rights with respect thereto, including without limitation such obligations arising under Section 1.11(f) or 8.7 of the Loan Agreement, which obligations, liabilities and rights shall continue. For the sake of clarity, the parties acknowledge and agree that as of the Effective Date, Union Bank shall be the sole Lender under the Loan Agreement and its Pro Rata Share from and after the Effective Date shall be 100%. Royal Bank agrees to execute and deliver such other instruments, and take such other action, as the Agent may reasonably request in connection with the termination of Royal Bank’s Commitment as contemplated by this Amendment.

4. Amendments to Loan Agreement.

a. Schedule A to the Loan Agreement is hereby amended by amending and restating, or adding, the following definitions to read as follows:

“Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Loans as set forth in Schedule C or in the most recent Assignment Agreement executed by such Lender, as the same may be reduced or increased from time to time pursuant to this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 8.1 and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be Thirty Million Dollars ($30,000,000) as of December 17, 2012, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Maximum Amount” means Thirty Million Dollars ($30,000,000) as reduced or increased from time to time pursuant to the terms of this Agreement.

b. Schedule C to the Loan Agreement is hereby amended and replaced in its entirety with Schedule C attached hereto.

c. Schedule D to the Loan Agreement is hereby amended and replaced in its entirety with Schedule D attached hereto.

5. Conditions Precedent. Borrower understands that this Amendment shall not be effective and shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by Agent (in Agent’s sole discretion):

a.	Borrower and Royal Bank shall have duly executed and delivered to Agent this Amendment;

b.	The representations and warranties of Borrower under the Loan Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects;

c.

Agent shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred by Agent in connection with this Amendment and the transactions contemplated hereby and invoiced to Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to Borrower prior to such date shall not preclude Agent from seeking reimbursement of such amounts, or excuse Borrower from paying or reimbursing such amounts, following the effective date of this Amendment; and

d.	Agent shall have received such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

6. Ratification and Confirmation of Loan Documents. Except as expressly set forth in Sections 3 and 4 hereof, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. The Loan Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by Borrower in all respects.

7. No Waivers. This Amendment: (a) in no way shall be deemed to be a consent or an agreement on the part of Agent or any Lender to waive any covenant, liability or obligation of Borrower, any guarantor or any third party or to waive any right, power, or remedy of Agent or any Lender, except as expressly set forth herein; (b) in no way shall be deemed to imply a willingness on the part of Agent or any Lender to grant any similar or other future waivers or to agree to any future consents, amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, including, without limitation, Agent’s or any Lender’s right to demand strict performance of Borrower’s liabilities and obligations to Agent and the Lenders and the Obligations under the Loan Documents at all times; (d) in no way shall obligate Agent or any Lender to make any future amendments, waivers, consents or modifications to the Loan Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation. Borrower acknowledges and agrees that: (i) except as expressly set forth herein, the Loan Agreement has not been amended or modified in any way by this Amendment, except as expressly provided herein, (ii) neither Agent nor any Lender waives any failure by Borrower to perform its Obligations under the Loan Agreement or any of the other Loan Documents, and (iii) Agent and each Lender is relying upon Borrower’s representations, warranties and agreements, as set forth herein and in the Loan Documents in entering into this Amendment. Nothing in this Amendment shall constitute a satisfaction of Borrower’s Obligations.

8. Miscellaneous. Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. This Amendment and the Loan Agreement shall be read together as one document. No course of dealing on the part of Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and/or the Lenders, as applicable. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed herefrom or therefrom, as applicable, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part hereof or thereof, as applicable. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, Agent and the Lenders have caused this Amendment to be executed as of the date first written above.

BORROWER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ K. Nicholas Martitsch
	Name:	K. Nicholas Martitsch
	Title:	Secretary, Associate General Counsel and Chief Compliance Officer

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

AGENT:	UNION BANK, N.A., as Agent

	By:	/s/ James B. Goudy
James B. Goudy
	Title:	Vice President

LENDER:	UNION BANK, N.A., as Lender

	By:	/s/ James B. Goudy
James B. Goudy
	Title:	Vice President

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

LENDER:	ROYAL BANK OF CANADA, as Lender

	By:	/s/ Tim Stephens
Tim Stephens
	Title:	Authorized Signatory

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

SCHEDULE C

LENDERS AND REVOLVING LOAN COMMITMENTS

(As of December 17, 2012)

LENDER NAME AND ADDRESS	LENDER COMMITMENT	PRO RATA SHARE

UNION BANK, N.A. Attention: J. William Bloore and James B. Goudy 99 Almaden Boulevard, Suite 200 San Jose, California 95113 Facsimile: (408) 280-7163	$30,000,000.00	100%

TOTAL COMMITMENT:	$30,000,000.00	100%

SCHEDULE D

AGENT’S AND LENDERS’ WIRE TRANSFER

INFORMATION FOR PAYMENTS

[See Attached]